UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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        permitted by Rule 14a-6(e)(2))

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Speedway Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5555 Concord Parkway South

Concord, North Carolina 28027

March 18, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on April 20, 2005, at Lowe’s Motor Speedway in Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 20, it is important that your shares be represented. To ensure that your vote is received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors

Sincerely,

O. BRUTON SMITH

Chairman and Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

PLEASE SIGN AND DATE YOUR PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

SPEEDWAY MOTORSPORTS, INC.

NOTICE OF MEETING

Concord, NC

March 18, 2005

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held at Lowe’s Motor Speedway, located at 5555 Concord Parkway South, Concord, North Carolina on April 20, 2005, at 9:00 a.m., for the following purposes as described in the accompanying Proxy Statement:

1.	To elect three (3) directors.

2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the principal independent registered public accounting firm of SMI and its subsidiaries for the year 2005.

3.	To transact such other business as may properly come before the meeting.

Only holders of record of SMI’s common stock at the close of business on March 1, 2005 will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

MARYLAUREL E. WILKS

Secretary

Important Note: To vote shares of common stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

SPEEDWAY MOTORSPORTS, INC.

PROXY STATEMENT

March 18, 2005

GENERAL

Introduction

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held on April 20, 2005 at 9:00 a.m., at Lowe’s Motor Speedway (the “Annual Meeting”), for the purposes set forth in the accompanying notice. SMI’s principal executive offices are located at Lowe’s Motor Speedway at 5555 Concord Parkway South, Concord, North Carolina, 28027. Only holders of record of common stock of SMI, par value $.01 per share, at the close of business on March 1, 2005 (the “Record Date”) will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at such meeting, and at any and all adjournments thereof, and is first being sent to stockholders on or about the date hereof. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing SMI’s three (3) nominees to the Board of Directors and (ii) in favor of ratifying the selection by the Audit Committee of Deloitte & Touche LLP as the principal independent registered public accounting firm (“auditors”) of SMI for the year 2005.

Proxies should be sent to Wachovia Corporation, ATTN: Proxy Tabulation-NC1153, P.O. Box 217950, Charlotte, North Carolina, 28254-3555.

This Proxy Statement is being furnished by SMI to its stockholders of record as of March 1, 2005 in connection with the upcoming Annual Meeting.

Ownership of Capital Securities

The following table sets forth certain information regarding ownership of SMI’s common stock as of March 1, 2005 by (i) each person or entity known to SMI and its subsidiaries (collectively, the “Company”) who beneficially owns five percent or more of the common stock, (ii) each director and nominee to the Board of Directors of SMI, (iii) each executive officer of SMI (including the Chief Executive Officer) listed in the Summary Compensation Table (“named executive officers”), and (iv) all directors and executive officers of SMI as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent
O. Bruton Smith (1)(2)	29,000,800	63.4%
Sonic Financial Corporation (2)	23,700,000	51.8
Sterling Capital Management LLC group (3)	2,524,900	5.5
H.A. Wheeler (4)	111,850	*
William R. Brooks (5)	235,450	*
Marcus G. Smith (6)	60,100	*
William P. Benton (7)	91,000	*
Mark M. Gambill (8)	154,200	*
James P. Holden (6)	10,000	*
Robert L. Rewey (6)	30,000	*
Tom E. Smith (6)	45,000	*
All directors and executive officers as a group (nine persons)	29,738,400	65.0%

*	Less than one percent
(1)	The shares of SMI’s common stock shown as owned by Mr. O. Bruton Smith include all of the shares shown as owned by Sonic Financial Corporation (“Sonic Financial”) elsewhere in the table. Mr. O. Bruton Smith owns the substantial majority of Sonic Financial’s common stock.
(2)	The address of such person is P.O. Box 18747, Charlotte, North Carolina 28218.
(3)	Sterling Capital Management LLC group includes the following persons who share voting and investment power with respect to the securities held by them as indicated above: Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen. The address of such persons is 4064 Colony Road, Suite 300, Charlotte, NC 28211. This information is based on information contained in the group’s Schedule 13G filed with the Securities and Exchange Commission on January 7, 2005.
(4)	All shares shown as owned by Mr. Wheeler, other than 10,400 shares owned by him directly, underlie currently exercisable options granted by the Company.
(5)	All shares shown as owned by Mr. Brooks, other than 24,200 shares owned by him directly, underlie currently exercisable options granted by the Company.
(6)	All shares shown as owned by Mr. Marcus G. Smith, Mr. Holden, Mr. Rewey and Mr. Tom E. Smith underlie currently exercisable options granted by the Company.
(7)	All shares shown as owned by Mr. Benton, other than 1,000 shares owned by him directly, underlie currently exercisable options granted by the Company.
(8)	All shares shown as owned by Mr. Gambill, other than 4,200 shares owned by him directly, underlie currently exercisable options granted by the Company.

For additional information concerning options granted to the Company’s executive officers, see “Executive Compensation” below.

Number of Shares Outstanding and Voting

SMI currently has authorized under its Certificate of Incorporation 200,000,000 shares of common stock, of which 43,916,175 shares were currently issued and outstanding and entitled to be voted at the Annual Meeting on the record date. At the meeting, holders of common stock will have one vote per share for an aggregate total of 43,916,175 votes. In some cases, a nominee holding shares for a beneficial owner may not have discretionary authority to vote certain shares on a particular matter or otherwise not vote such shares (a “broker non-vote”). These broker non-votes will be considered as present for purposes of determining a quorum, but are not entitled to vote with respect to that particular matter. A quorum being present, directors will be elected by a plurality of votes cast, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote is cast in favor thereof. Therefore, while abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum, only abstentions will have the same effect as a negative vote on matters other than the election of directors and both abstentions and broker non-votes are not relevant to the election of directors.

A holder of common stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.

Revocation of Proxy

Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Marylaurel E. Wilks, Secretary of SMI, either at the Annual Meeting or prior to the meeting date at the Company’s offices at 5555 Concord Parkway South, Concord, North Carolina, 28027, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Expenses of Solicitation

The Company pays the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to mailings, proxies may be solicited personally, by telephone or electronically, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from customers owning such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to customers.

2006 Stockholder Proposals

For stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal executive offices in Concord, North Carolina no later than November 18, 2005. Regarding stockholder proposals intended to be presented at the 2006 Annual Meeting but not included in SMI’s proxy statement, stockholders must give SMI advance notice of their proposals to be considered timely under SMI’s Bylaws. The Bylaws state that written notice of such proposals must be delivered to the principal executive offices of SMI (i) in the case of an annual meeting that occurs within 30 days of the anniversary of the 2005 Annual Meeting, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting called for a date not within 30 days before or after the anniversary date of the 2005 Annual Meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange (“NYSE”) has revised its corporate governance and listing requirements. The Board of Directors has initiated actions consistent with those rules.

Independent Directors

•	A majority of the Company’s Board of Directors are independent.

•	The Company’s non-management directors hold meetings, separate from management, at least four times a year.

Audit Committee

•	All Audit Committee members meet the NYSE standards for audit committee member independence and possess the required level of financial literacy, and at least one member of the Committee meets the current standard of requisite financial management expertise as required by the NYSE. The Board has identified an “audit committee financial expert” pursuant to applicable Securities and Exchange Commission (“SEC”) rules.

•	The Audit Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.gospeedway.com.

•	The Company’s independent registered public accounting firm reports directly to the Audit Committee.

•	The Audit Committee has adopted a whistleblower procedure to enable confidential and anonymous reporting to the Audit Committee.

Nominating/Governance Committee

•	All members of the Nominating/Governance Committee meet the NYSE standards for independence.

•	The Nominating/Governance Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.gospeedway.com.

•	The Chairman of the Nominating/Governance Committee is the Lead Independent Director.

Compensation Committee

•	All members of the Compensation Committee meet the NYSE standards for independence.

•	The Compensation Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.gospeedway.com.

Corporate Governance Guidelines

•	The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. A copy of these guidelines is available on our website at www.gospeedway.com.

Code of Business Conduct and Ethics

•	The Board of Directors has adopted a Code of Ethics that applies to our officers, including our chief executive officer, chief operating officer, chief financial officer and treasurer, and chief accounting officer. A copy of the Code of Ethics is available on our website at www.gospeedway.com. We post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by SEC or NYSE rules, on our website.

Stockholder Communications to the Board

Stockholders and other parties interested in communicating with our board of directors as a group may do so by writing to the Chairman of the Board at “c/o Marylaurel E. Wilks, Esq., Vice President, Communications and General Counsel, Speedway Motorsports, Inc., 5555 Concord Parkway South, Concord, North Carolina 28027.” The Company’s general counsel will review all such correspondence and will make such correspondence available regularly to the Board. Any correspondence relating to accounting, internal controls or auditing matters will be immediately brought to the attention of the members of the Company’s Audit Committee for consideration in accordance with established procedures. Communications intended for non-management directors should be directed to the Chairman of the Nominating/Governance Committee at the address above.

ELECTION OF DIRECTORS

Nominees for Election as Directors of SMI

Directors of SMI are elected at its Annual Meetings of Stockholders to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of SMI (the “Board”) currently consists of nine (9) directors. The terms of Messrs. William R. Brooks, Mark M. Gambill and James P. Holden expire at the 2005 Annual Meeting; the terms of Messrs. H.A. Wheeler, Marcus G. Smith and Tom E. Smith expire at the 2006 Annual

Meeting; and the terms of Messrs. O. Bruton Smith, William P. Benton and Robert L. Rewey expire at the 2007 Annual Meeting. Messrs. William R. Brooks, Mark M. Gambill and James P. Holden are standing for reelection at the 2005 Annual Meeting.

It is intended that the proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the following nominees, each of whom has consented if elected to serve a three-year term until the 2008 Annual Meeting: Messrs. William R. Brooks, Mark M. Gambill and James P. Holden. Each director-nominee will serve to the end of their term and until their successor shall be elected and shall qualify, except as otherwise provided in SMI’s Certificate of Incorporation and Bylaws. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with SMI’s Certificate of Incorporation and Bylaws.

Based on the representations made by Messrs. Benton, Gambill, Holden, Rewey and Tom E. Smith in director questionnaires and discussions between the foregoing individuals and the Board, the Board has, in its business judgment, determined that Messrs. Benton, Gambill, Holden, Rewey and Tom E. Smith each do not have a material relationship with the Company other than serving or being nominated to serve on the Board. As such, the Nominating/Governance Committee and the Board have determined that these individuals are “independent” in accordance with the applicable requirements of the NYSE’s existing and pending listing standards and current SEC regulations. The Nominating/Governance Committee regularly reviews the independence of all independent directors of the Board and reports its findings to the Board, which then makes regular determinations as to director independence under applicable SEC and NYSE requirements.

The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for at least the past five years of each SMI director, director-nominee, executive officer and executive manager are set forth below.

Directors, Director-Nominees and Executive Officers

O. Bruton Smith, 78, has been the Chairman and Chief Executive Officer of SMI since its organization in 1994. Mr. Smith has served as the CEO and a director of Charlotte Motor Speedway, LLC, a wholly-owned subsidiary of SMI, and its predecessor entities (“CMS”) since 1975, which he originally founded in 1959. Mr. Smith has been the Chairman and CEO of Atlanta Motor Speedway, Inc. (“AMS”) since its acquisition in 1990, Texas Motor Speedway, Inc. (“TMS”) since its formation in 1995, Bristol Motor Speedway, Inc. (“BMS”) since its acquisition in 1996, the subsidiary operating Infineon Raceway (“IR”) since its acquisition in 1996, and the subsidiary operating Las Vegas Motor Speedway (“LVMS”) since its acquisition in 1998. In addition, Mr. Smith serves as the CEO and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Smith also is the Chairman, CEO, a director and controlling stockholder of Sonic Automotive, Inc. (“SAI”) (NYSE: symbol SAH), and serves as an officer or director of most of SAI’s operating subsidiaries. SAI is believed to be one of the ten largest automobile retail dealership groups in the United States and is engaged in the acquisition and operation of automobile dealerships. Mr. Smith also owns and operates Sonic Financial Corporation (“Sonic Financial”), a private business he controls, among other private businesses.

H.A. Wheeler, 66, has been the President, Chief Operating Officer and a director of SMI since its organization in 1994. Mr. Wheeler was hired by CMS in 1975 and has been a director and General Manager of CMS since 1976. Mr. Wheeler was named President of CMS in 1980 and became a director of AMS upon its acquisition in 1990. He also has served as Vice President and a director of BMS since its acquisition and TMS since its formation. Mr. Wheeler also serves as an officer and director of several other SMI subsidiaries.

William R. Brooks, 55, has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in 1994. In February 2004, Mr. Brooks became an Executive Vice President of SMI. Mr. Brooks joined Sonic Financial from PriceWaterhouseCoopers in 1983, has served as Vice President of CMS since before the organization of SMI, and has been Vice President and a director of AMS since its acquisition and TMS since its formation. He has served as Vice President of BMS, LVMS and IR since their acquisition and, prior to January 2001, had been a director of LVMS and IR. Mr. Brooks was President and a director of Speedway Holdings, Inc., SMI’s financing subsidiary, and its predecessor entities since 1995 until its merger into SMI in 2002. In addition, Mr. Brooks serves as an officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Brooks also has served as a director of SAI since its formation in 1997 and served as its Chief Financial Officer from February to April 1997. Mr. Brooks is standing for reelection as a director at the Annual Meeting.

Marcus G. Smith, 31, became Executive Vice President of National Sales and Marketing for SMI in February 2004. Prior to that appointment, Mr. Smith served as Vice President of Business Development for SMI since 2001. Mr. Smith joined the Company in 1996 as a sales associate at Lowe’s Motor Speedway and was named Manager of New Business Development in 1999. Mr. Marcus G. Smith is the son of Mr. O. Bruton Smith.

William P. Benton, 81, became a director of SMI in 1995. Mr. Benton retired from Ford Motor Company as Vice President of Marketing worldwide after a 37-year career with the company. During that time, Mr. Benton held the following major positions: Vice President/General Manager of Lincoln/Mercury Division; Vice President/General Manager of Ford Division; four years in Europe as Group Vice President of Ford of Europe; and a member of the company’s Product Planning Committee, responsible for all products of the company worldwide. Most recently, Mr. Benton was Vice Chairman of Wells Rich Greene and Executive Director of Ogilvy & Mather Worldwide in New York until 1992. In addition, Mr. Benton serves as a director of SAI and Allied Holdings, Inc.

Mark M. Gambill, 54, became a director of SMI in 1995. Mr. Gambill worked for Wheat First Securities from 1972, including serving as chairman of the underwriting committee, until it was sold to First Union (now Wachovia Corporation) in 1998. Mr. Gambill was President of Wheat First Butcher Singer at the time of sale. Mr. Gambill left First Union in 1999 to devote more time to family and personal interests. He is currently Managing Partner of Cary Street Partners, a financial advisory and wealth management firm. In addition, he serves as a director of the Noland Company and NTC Communications. Mr. Gambill is standing for reelection as a director at the Annual Meeting.

James P. Holden, 53, retired in 2000 after completing 27 distinguished years in the auto industry, including 19 years with DaimlerChrysler, and its predecessor, Chrysler Corp. Highlights of his career include being named President of DaimlerChrysler in 1999 and Chief Executive Officer in June 2000. Mr. Holden served in various positions during his career at Chrysler, including Executive Vice President of Sales and Marketing responsible for directing all of the automaker’s sales, fleet and marketing organizations in the United States, Mexico and Canada, including Mopar parts operations. In addition, he serves as a director of Sirius Satellite Radio, Inc. Mr. Holden is standing for election as a director at the Annual Meeting.

Robert L. Rewey, 66, became a director of SMI in 2001. Mr. Rewey retired from Ford Motor Company in 2001 after a distinguished 38-year career with Ford, most recently serving as Group Vice President of North American Operations & Global Consumer Services. Mr. Rewey managed numerous areas within Ford since 1963, also serving as Vice President of Sales, Marketing and Customer Service. Mr. Rewey also serves as a director of SAI, LoJack Corporation, Dealer Tire and Hilsinger Corp.

Tom E. Smith, 63, became a director of SMI in 2001. Mr. Smith retired from Food Lion Stores, Inc. in 1999, after a distinguished 29-year career with that company, including serving as Chief Executive Officer and President. A native of Salisbury, North Carolina, Mr. Smith serves as a director of CT Communications, Inc. and Farmer and Merchants Bank.

Executive Managers

M. Jeffrey Byrd, 55, has served as Vice President and General Manager of BMS since its acquisition in 1996, and became President of BMS in 2003. Prior to working at BMS, Mr. Byrd had been continuously employed by RJR Nabisco for 23 years in various sports marketing positions, most recently as Vice President of Business Development for its Sports Marketing Enterprises affiliate.

Edwin R. Clark, 50, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been Vice President of Events of CMS since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in 1994 and was a director of SMI from 1995 to 2004.

William E. Gossage, 46, became Vice President and General Manager of TMS in 1995. Prior to that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. In February 2004, Mr. Gossage became President of TMS. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned speedways.

Steve Page, 50, has served as President and General Manager of IR since its acquisition in 1996. Prior to being hired by SMI, Mr. Page had been continuously employed for several years as President of Brenda Raceway Corporation, which owned and operated IR before acquisition by the Company. Mr. Page also spent 11 years working for the Oakland A’s baseball franchise in various marketing positions.

R. Christopher Powell, 45, has served as Executive Vice President and General Manager of LVMS since its acquisition in 1998. Mr. Powell also serves as Vice President of several other SMI subsidiaries. Mr. Powell spent 11 years working for Sports Marketing Enterprises, a division of RJR Tobacco Co. (“RJR”). From 1994 to 1998, he served as manager of media relations and publicity on RJR’s NASCAR Winston Cup program. Mr. Powell’s previous duties included publicity and event operations on other RJR initiatives, including NHRA Drag Racing and the Vantage and Nabisco golf sponsorships.

Committees of the Board of Directors and Meetings

There are three standing committees of the Board: the Audit Committee, Nominating/Governance Committee, and Compensation Committee. The Audit Committee currently is comprised of Messrs. Mark M. Gambill, James P. Holden and Tom E. Smith. The Nominating/Governance Committee is currently comprised of Messrs. William P. Benton, Robert L. Rewey and Tom E. Smith. The Compensation Committee is currently comprised of Messrs. William P. Benton, Mark M. Gambill, James P. Holden and Robert L. Rewey. All Committee members are independent as defined by the applicable listing standards of the NYSE and the SEC.

Audit Committee.    The Audit Committee, which held eight meetings in 2004, is responsible for the appointment of the Company’s independent registered public accounting firm; reviews and approves the scope of the annual audit; approves annual audit fees and services; reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board; reviews with the Company’s auditors the effectiveness of the Company’s system of internal control and procedures and the associated role of management; reviews transactions between the Company and its officers, directors and principal stockholders; reviews and discusses with management, and the auditors, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and interim financial information contained in quarterly earnings announcements; approves non-audit fees and services rendered by the auditors; and performs such other functions and exercises such other powers as the Board of Directors from time to time may determine.

Based on the representations made by Mr. Gambill and discussions between Mr. Gambill and other members of the Board, the Board has, in its business judgment, determined that Mr. Gambill is an “audit committee financial expert” in accordance with current SEC regulations. The Board based this determination primarily on Mr. Gambill’s experience as the former President of Wheat First Securities and as the current Managing Partner of Cary Street Partners. Both of these positions required Mr. Gambill to be extensively involved in analyzing public company financial statements when supervising the investment banking and research analyst operations and as chairman of the underwriting committee of Wheat First Securities and in managing Cary Street Partners.

The following is the Audit Committee Report for the year ended December 31, 2004.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, as amended or supplemented, discussed with the independent registered public accounting firm any relationships or services that might impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and reviewed with management, and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls, and discussed and reviewed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards and the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended or supplemented, “Codification of Statements of Accounting Standards”, and those required by S-X Rule 2-07, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements, and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2004 with management and the independent registered public accounting firm.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company, and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (b) the representations of the independent registered public accounting firm appearing in the auditors’ report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting and auditing standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. The Audit Committee also recommended the reappointment of the independent registered public accounting firm of Deloitte & Touche LLP and the Board concurred with such recommendation.

Audit Committee

Mark M. Gambill, Chairman and Audit Committee Financial Expert

James P. Holden

Tom E. Smith

Nominating/Governance Committee.    The Nominating/Governance Committee was established and its written charter adopted in 2002 by the Board. The Nominating/Governance Committee, which held two meetings in 2004, assists the Board in identifying and recommending individuals qualified to become members of the Board, monitors and reviews corporate governance issues, and develops and recommends to the Board corporate governance principles applicable to the Board, the Company and its business strategy and operations. Messrs. Brooks, Gambill and Holden were recommended to the Board as director-nominees to stand for election at the Annual Meeting by the Nominating/Governance Committee. Given the size and resources of the Nominating/Governance Committee as well as the number of Company stockholders, the Board believes the committee could not thoroughly review the number of board nominations that would likely be received if the committee accepted unsolicited nominations from stockholders. Accordingly, it is the Nominating/Governance Committee’s policy not to accept unsolicited nominations to the Board of Directors from stockholders.

Director Nomination Criteria and Process

Directors may be nominated by the Board in accordance with the Company’s Certificate of Incorporation or By-laws and the procedures for stockholder proposals described under the caption “2006 Stockholder Proposals” in this proxy statement. The Company’s Nominating/Governance Committee will review all nominees for the Board in accordance with the Committee’s charter. The assessment of a nominee’s qualifications will include, at a minimum, a review of Board member criteria listed in the Company’s Corporate Governance guidelines, including among other things, the following:

•	Ability to use sound judgment;

•	Substantive knowledge in areas of importance to the Company (such as accounting or finance, business or management, industry knowledge, customer-based perspective, sponsorship relationships, strategic planning, and leadership);

•	Diversity (backgrounds and experience);

•	Skills (financial literacy and/or financial expertise for members of the Audit Committee, management or consulting experience for members of the Compensation Committee, leadership or strategic planning for members of the Nominating/Governance Committee);

•	Service on the boards of directors of other public companies;

•	Integrity, honesty, fairness, independence;

•	Thorough understanding of the Company’s business;

•	Independence under NYSE and SEC criteria; and

•	Such other factors as the Nominating/Governance Committee concludes are pertinent in light of the Board’s current needs at the time such director is nominated.

The Board believes that its membership should reflect a diversity of experience and perspectives. The Nominating/Governance Committee will select qualified nominees and review its recommendations with the full Board, which will decide whether to invite the nominee to join the Board. The Board intends that each director shall contribute knowledge, experience, and skill in at least one area of importance to the Company. Nominees should neither have nor appear to have a conflict of interest that would impair the nominee’s ability to represent the interests of all Company stockholders and to otherwise fulfill the stated responsibilities of a director. A nominee should also be able to work well with other directors and executives of the Company, should have independent opinions and be willing to state them in a constructive manner, and be willing to comply with other guidelines as adopted by the Board.

The procedures used by the Nominating/Governance Committee to identify and evaluate nominees for director positions involve members of the committee drawing on their contacts in the business community and directly soliciting, interviewing, and reviewing director questionnaire responses of prospective nominees.

Compensation Committee.    The Compensation Committee, which held five meetings in 2004, administers certain compensation and employee benefit plans of the Company, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits of all executive officers and other senior officers of the Company. The Compensation Committee administers the 1994 Stock Option Plan, the 2004 Stock Incentive Plan, and the Employee Stock Purchase Plan. The Compensation Committee periodically reviews the Company’s executive development and succession planning and executive compensation programs. The Compensation Committee also takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee’s program for executive officers is to link pay to business strategy and performance in a manner which is effective in attracting, retaining and rewarding key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers and other management with those of Company stockholders. It is the Compensation Committee’s objective to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

During 2004, there were seven meetings of the Board of Directors of SMI, with all directors attending at least 75% of all Board and Committee meetings. We do not have any policy regarding director attendance at Annual Meetings of stockholders, and we did not retain a record of directors’ attendance at any of our past Annual Meetings.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Deloitte & Touche LLP to serve as the principal independent registered public accounting firm of the Company for the year 2005. Deloitte & Touche LLP has acted in such capacity for the Company since 1994. This selection is submitted for ratification by the stockholders at the Annual Meeting.

Representatives of Deloitte & Touche will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees and Services

The following table shows the aggregate fees billed to the Company by Deloitte & Touche for the years ended December 31, 2004 and 2003:

	2004	2003
Audit Fees (1)	$942,000	$470,000
Audit-Related Fees (2)	73,000	—
Tax Fees (3)	182,000	175,000
All Other Fees	—	—

(1)

Audit Fees: This fee category consists of services for: (i) the audit of our annual financial statements and review of our quarterly financial statements in 2004 and 2003; (ii) the audit of the effectiveness of our internal control over financial reporting for Sarbanes-Oxley Act Section 404 compliance in 2004; (iii) and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings including services associated with SEC registration statements, other documents filed with the SEC, and documents issued in connection with securities offerings (e.g., comfort letters and consents) in 2004 and 2003.

(2)	Audit-Related Fees: This fee category consists of assurance and related services by Deloitte & Touche that are reasonably related to performing the audit and review of our financial statements and are not reported above under “Audit Fees.” The services for these fees include services associated with the audit of our Sarbanes-Oxley Section 404 compliance in 2004.
(3)	Tax Fees: This fee category consists of professional services rendered by Deloitte & Touche for tax return preparation, tax compliance and tax planning and advice in 2004 and 2003.

The Audit Committee has considered whether the non-audit services provided were compatible with maintaining the principal independent registered public accounting firm’s independence, and believes that such services and related fees, due to, among other things, the nature and scope of the services provided and the fact that different Deloitte & Touche personnel provided audit and non-audit services, have not impaired the independence of the Company’s principal independent registered public accounting firm. All services provided by Deloitte & Touche in 2004 were pre-approved by the Audit Committee.

Generally, before an independent auditor is engaged by the Company to render audit or non-audit services, the engagement is approved early each calendar year by the Audit Committee. Any subsequent changes in audit, audit-related, tax or other services to be provided by the independent auditor due to changes in scope of work, terms, conditions, or fees of the engagement must be pre-approved by the Audit Committee or by one of its members who has been delegated such authority. The Audit Committee may delegate its pre-approval authority to one or more of its members. This delegation of pre-approval authority extends to audit and non-audit services not proscribed by applicable laws and regulations to be rendered by Deloitte & Touche. Such members shall inform the Audit Committee of any pre-approval decisions at the Committee’s next scheduled meeting. For calendar years 2004 and 2005, the Audit Committee delegated this authority to the Chairman of the Audit Committee. For 2005, non-audit services can only be approved under this delegation of authority for services of a scope and for fees comparable to those described above with respect to 2004. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the chief financial officer of the Company and must be consistent with applicable SEC regulations and NYSE listing standards regarding auditor independence.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Company’s executive compensation program is intended to:

•	Provide a competitive compensation package to attract, retain, and reward qualified executive officers;

•	Link pay to individual and Company performance; and

•	Provide equity-based compensation and other performance incentives to align the interests of the Company’s executive officers with those of its stockholders.

The following is an explanation of the Company’s executive officer compensation program in effect for 2004.

2004 Executive Officer Compensation Program

The Company’s 2004 executive officer compensation program had three primary components: (i) base salary, (ii) short-term incentives under the Company’s executive bonus plan, and (iii) long-term incentives which consisted solely of stock option grants made under the 1994 Stock Option Plan (for officers other than the Chief Executive Officer) and the 2004 Stock Incentive Plan. Executive officers (including the Chief Executive Officer) were also eligible in 2004 to participate in various benefit plans similar to those provided to other employees of the Company. Such benefit plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

Base salaries (including that of the Chief Executive Officer) were established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. They were targeted to be competitive principally in relation to other motorsports racing companies (such as some of those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the base salaries of certain other amusement, sports and recreation companies not included in the Peer Group Index because the Compensation Committee considered those to be relatively comparable industries.

The Company’s executive bonus plan established a potential bonus pool for the payment of year-end cash bonuses to Company officers and other key personnel based on 2004 performance and operating results. Under this plan, revenue and profit target levels were established by the Compensation Committee as incentives for superior individual, group and Company performance. Each executive officer was eligible to receive a discretionary bonus based upon individually established subjective performance goals. The Compensation Committee approved cash incentive bonuses in amounts ranging from 0.33% to 0.84% of the Company’s 2004 pretax income from continuing operations. The Compensation Committee approved cash bonuses for 2004 under the executive bonus plan for the following executive officers: O. Bruton Smith, $1,000,000; H.A. Wheeler, $550,000, and William R. Brooks, $400,000. In addition, the Compensation Committee approved a cash bonus of $532,000 for Marcus G. Smith based on a sales commission formula.

Awards of stock options under SMI’s 1994 Stock Option Plan and the 2004 Stock Incentive Plan are based on a number of factors in the Compensation Committee’s discretion, including various subjective factors primarily relating to the responsibilities of the individual officers for and contribution to the Company’s operating results (in relation to the Company’s other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive’s net worth with the returns to the Company’s stockholders. For details concerning options granted to named executive officers, see “Summary Compensation Table” and “Executive Compensation – Fiscal Year-End Option Values” below.

As noted above, the Company’s compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes an annual limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that, generally, the Company should be able to continue to manage its executive compensation program to preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the Company’s value. Accordingly, the Compensation Committee may, from time to time, exercise its discretion to award compensation that may not be deductible under Section 162(m) when, in its judgment, such award would be in the interests of the Company.

Chief Executive Officer Compensation

The Committee annually reviews and approves the compensation of Mr. O. Bruton Smith, the Company’s Chief Executive Officer. Mr. Smith also participates in the executive bonus plan, with his bonus tied to corporate revenue and profit goals. His maximum possible bonus is 2.5% of the Company’s 2004 pretax income from continuing operations. As noted above, Mr. Smith received a $1,000,000 bonus for fiscal 2004 based on the Company’s improved revenue and net income over fiscal 2003 and criteria established by the Compensation Committee including three components: (i) the Company meeting targeted return an average equity, (ii) Mr. Smith reducing his amounts owed to the Company, and (iii) the Company reporting earnings meeting or exceeding its publicly-announced guidance. The Committee believes that Mr. Smith is paid a reasonable salary. Mr. Smith was the only Company employee not eligible for stock options under the 1994 Stock Option Plan. Mr. Smith, however, is eligible for stock options under the 2004 Stock Incentive Plan.

Compensation Committee

William P. Benton, Chairman

Mark M. Gambill

James P. Holden

Robert L. Rewey

Compensation of Officers

The following table sets forth compensation paid to the Company’s Chief Executive Officer and other named executive officers for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002:

Summary Compensation Table

Name and Principal Position		Annual Compensation			Long-Term Compensation Awards	All Other Compensation (3)
					Number of Shares Underlying Options (2)
	Year	Salary	Bonus (1)	Other Annual Compensation
O. Bruton Smith	2004	$400,000	$1,000,000	-0-	—	-0-
Chairman and Chief	2003	400,000	1,000,000	-0-	—	-0-
Executive Officer of SMI	2002	375,000	650,000	$84,400 (4)	—	-0-

H.A. Wheeler	2004	325,000	550,000	(5)	20,000	$6,400
President and Chief	2003	325,000	550,000	(5)	20,000	6,000
Operating Officer of SMI;	2002	275,000	600,000	(5)	21,250	5,700
President and General
Manager of CMS

William R. Brooks	2004	300,000	400,000	(5)	95,000	6,400
Executive Vice President, Treasurer	2003	300,000	400,000	(5)	20,000	6,000
and Chief Financial Officer of SMI	2002	200,000	400,000	(5)	21,250	5,700

Marcus G. Smith	2004	120,000	532,000	(5)	95,000	6,400
Executive Vice President of National	2003	50,000	440,000	(5)	20,000	6,000
Sales and Marketing	2002	50,000	308,000	(5)	10,000	6,900

(1)	Amounts shown are cash bonuses earned in years specified and paid in the first quarter of the following year.
(2)	The 1994 Stock Option Plan expired on December 21, 2004 after which no further options can be granted under the plan; expiration of the plan did not adversely affect rights under any previously granted outstanding stock options. The 2004 Stock Incentive Plan was adopted in April 2004 upon stockholder approval at the 2004 Annual Meeting. See Note 10 to the Consolidated Financial Statements in the Company’s Report on Form 10-K for the year ended December 31, 2004 for additional information concerning these plans.
(3)	Includes Company match to 401(k) plan.
(4)	Amount represents share of split-dollar insurance premium treated as compensation to Mr. Smith. See “O. Bruton Smith Life Insurance Arrangements”. Mr. Smith also received certain perquisites and other personal benefits totaling not more than $50,000.
(5)	The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

Option Grants in 2004

The following table sets forth information regarding all options to purchase shares of common stock granted to the named executive officers during 2004.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)		Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
Name							5% ($)	10% ($)
H.A. Wheeler	20,000	(1)(2)	3.6%	$37.00	(3)	12/8/2014	$465,400	$1,179,400
William R. Brooks	95,000	(1)(2)(4)	17.1%	37.00	(3)	12/8/2014	2,210,600	5,602,000
Marcus G. Smith	95,000	(1)(2)(4)	17.1%	37.00	(3)	12/8/2014	2,210,600	5,602,000

(1)	Options were granted under the 2004 Stock Incentive Plan to each purchase 20,000 shares of common stock exercisable in three equal installments on December 8, 2005, 2006 and 2007.
(2)

Does not include rights to purchase 500 shares of common stock under the SMI Employee Stock Purchase Plan that were granted in 2004 at a purchase price which is 90% of the lesser of fair market value per share of common stock on grant date or exercise date. These rights to purchase were either exercised in full or expired unexercised at December 31, 2004.
(3)	The exercise price was based on the closing market price of the underlying common stock at grant date.
(4)	Options were granted under the 1994 Stock Option Plan to each purchase 75,000 shares of common stock exercisable in three equal installments on December 8, 2005, 2006 and 2007. The Plan provides a reload feature whereby if the purchase price paid upon option exercise is paid in whole or part in shares of common stock owned by the optionee, the Company shall grant the optionee, on the date of such exercise, an additional option to purchase the number of shares of common stock equal to the number of shares tendered in payment of the original option.

Fiscal Year-End Option Values

The following table sets forth information concerning outstanding options to purchase common stock held by the named executive officers as of December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired On Option Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1) Exercisable/Unexercisable
H.A. Wheeler	239,402	$6,665,290	101,428 / 20,000	$1,172,894 / 43,600
William R. Brooks	11,589	346,964	211,250 / 95,000	2,990,575 / 207,100
Marcus G. Smith	—	—	60,000 / 95,000	725,600 / 207,100

(1)	Year-end value is based on the December 31, 2004 closing sales price for SMI’s common stock of $39.18 per share, less the applicable aggregate option exercise price(s) of in-the-money options, multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

O. Bruton Smith Life Insurance Arrangements

In 1995, the Compensation Committee (excluding O. Bruton Smith) approved the establishment of a “split-dollar” life insurance plan for the benefit of Mr. Smith. Pursuant to the plan, the Company entered into split-dollar insurance agreements whereby split-dollar life insurance policies (individually, a “Policy” or together, the “Policies”) would be purchased and held in trust for the benefit of Mr. Smith’s lineal descendants. Prior to July 30, 2002, the Company had agreed to pay the annual (or shorter period) premium payments on the Policies. As of July 30, 2002, the Company indicated to Mr. Smith it would no longer make payments under these arrangements for his benefit. In 2003, the life insurance trust arrangement was transferred to an unaffiliated third party, proceeds from which were used to reduce the reimbursement obligation of Mr. Smith to the Company.

Upon payment of the death benefit or upon the surrender of a Policy for its cash value, the Company was to receive an amount equal to the Company’s Split-Dollar Interest (as defined below). The Company’s Split-Dollar Interest equaled, in the case of death benefit payment, the cumulative payments made by the Company towards the premiums under a Policy less any portion of such payments charged as compensation to Mr. Smith (the “Reimbursable Payment”). The Company’s Split-Dollar Interest equaled, in the case of surrender of a Policy for its cash value, the lesser of (i) the net cash value of such Policy or (ii) the Reimbursable Payment.

In the event a Policy is surrendered or terminated prior to his death, Mr. Smith has agreed to reimburse the Company for the positive amount, if any, by which the Reimbursable Payment exceeds such Policy net cash value. Mr. Smith’s promise is evidenced by a promissory note in favor of the Company, which note includes a limited guaranty by Sonic Financial whereby Sonic Financial will permit amounts owed by Mr. Smith to the Company to be offset by amounts owed to Sonic Financial by AMS. See “Certain Transactions” below.

Compensation Committee Interlocks and Insider Participation

Messrs. William P. Benton, Mark M. Gambill, James P. Holden, and Robert L. Rewey served on the Company’s Compensation Committee in 2004. No member of the Compensation Committee was an officer or employee of the Company.

Director Compensation

Members of the Board of Directors who are not employees of the Company received options to purchase shares of SMI’s common stock in 2004 under the Company’s Formula Stock Option Plan for Independent Directors (the “Formula Plan”). In 2004, Messrs. Benton, Gambill, Rewey and Tom E. Smith each received options to purchase 10,000 shares at an exercise price of $28.77 per share under the Formula Plan, and Mr. Holden received options to purchase 10,000 shares at an exercise price of $31.05 per share under the 1994 Stock Option Plan. Options granted in 2004 were granted at exercise prices per share that equaled market value at date of grant.

In fiscal 2004, each non-employee director received (i) an annual cash retainer of $25,000, (ii) $1,500 for each Board of Directors and Committee meeting attended, and (iii) an annual cash retainer of $5,000 to each respective Chairman of the Audit, Nominating/Governance and Compensation Committees, and the Lead Independent Director. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI. Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors. For additional information concerning the Formula Plan, see Note 10 to the Consolidated Financial Statements in the Company’s Report on Form 10-K for the year ended December 31, 2004.

Stockholder Return Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on SMI’s common stock against the cumulative total returns of the Standard & Poor’s 500 Stock Index, the Russell 2000 Stock Index, and a Peer Group Index for the period December 31, 1999 through December 31, 2004. The Russell 2000 Index was included because management believes, as a small-cap index, it more closely represents companies with market capitalization similar to the Company’s than the Standard & Poor’s 500 Stock Index. The companies used in the Peer Group Index in 1999 through 2004 consist of International Speedway Corporation, Walt Disney Co., Dover Motorsports, Inc. and Action Performance; and in 2000 through 2003 also include Championship Auto Racing Teams, which are all publicly traded companies known by the Company to be involved in the amusement, sports and recreation industries. The graph assumes that $100 was invested on December 31, 1999 in each of SMI’s common stock, the Standard & Poor’s 500 Stock Index, the Russell 2000 Index and the Peer Group Index companies, and that all dividends were reinvested.

CERTAIN TRANSACTIONS

At December 31, 2004, CMS had a note receivable for $1.0 million, including accrued interest, due from a partnership in which Mr. O. Bruton Smith, the Company’s Chairman and Chief Executive Officer, is a partner. The highest aggregate amount outstanding in 2004 was $1.0 million. The note is collateralized by certain land owned by the partnership. The Board of Directors, including SMI’s independent directors, have reviewed this transaction and determined it an appropriate use of available Company funds based on interest rates at the original transaction date and the underlying note collateral and creditworthiness of the Company’s Chairman and his partnership.

At December 31, 2004, the Company had approximately $2.9 million, including accrued interest, due from Mr. O. Bruton Smith. The highest aggregate amount outstanding in 2004 was $3.8 million. The amount due represents premiums paid by the Company under the split-dollar life insurance trust arrangement on behalf of Mr. Smith (see “O. Bruton Smith Life Insurance Arrangements”), cash advances and expenses paid by the Company on behalf of the Chairman before July 30, 2002. The Board, including SMI’s independent directors, has reviewed this compensatory arrangement and determined it an appropriate use of available Company funds based on interest rates at the time of the transaction and the creditworthiness of the Chairman. As of July 30, 2002, the Company no longer makes payments under the split-dollar life insurance trust arrangements or advances for Mr. O. Bruton Smith’s benefit.

The Company has made loans to, and paid certain expenses on behalf of, Sonic Financial, a Company affiliate through common ownership by the Company’s Chairman and Chief Executive Officer, for various corporate purposes before July 30, 2002. At December 31, 2004, the Company had approximately $5.9 million, including accrued interest, due from Sonic Financial. The highest aggregate amount outstanding in 2004 was $6.1 million. The Board, including SMI’s independent directors, has reviewed these transactions and determined them to be an appropriate use of available Company funds based on interest rates at the time of the transaction and the creditworthiness of Sonic Financial and the Company’s Chairman.

The amounts due from affiliates discussed in the preceding three paragraphs all bear interest at 1% over prime, are payable on demand, and the Company does not anticipate or require repayment before 2006.

At December 31, 2004, the Company had loans of approximately $295,000 due from a corporation affiliated with the Company through common ownership by Mr. O. Bruton Smith. The highest aggregate amount outstanding in 2004 was $295,000. The amount due is non-interest bearing, is payable on demand, is collateralized by certain personal property, and the Company does not anticipate or require repayment before 2006. The Board, including SMI’s independent directors, has reviewed these transactions and determined them to be an appropriate use of available Company funds based on the underlying collateral and creditworthiness of the Company’s Chairman and affiliate.

Sonic Financial has made several loans and cash advances to AMS prior to 1996 for the AMS acquisition and other expenses. Such loans and advances stood at approximately $2.6 million at December 31, 2004. Of such amount, approximately $1.8 million bears interest at 3.83% per annum. The remainder of the amount bears interest at 1% over prime. The Company believes that the terms of these loans and advances are more favorable than those that could be obtained in an arm’s-length transaction with an unrelated third party.

600 Racing, Inc. (“600 Racing”) and SMI Properties (“SMIP”), both wholly-owned subsidiaries of the Company, each lease an office and warehouse facility from Chartown, an affiliate of the Company through common ownership by Mr. O. Bruton Smith, under annually renewable lease agreements. Rent expense in 2004 for 600 Racing approximated $197,000 and for SMIP approximated $233,000. At December 31, 2004, there are no amounts owed to Chartown. The leases contain terms more favorable to the Company than would be obtained from unaffiliated third parties. Additionally, a special committee of independent and disinterested SMI directors, on the Company’s behalf, evaluated these leases, assisted by independent counsel and real estate experts, and concluded the leases are in the best interests of the Company and its stockholders. The economic terms of the leases were based on several factors, including projected earnings capacity of 600 Racing and SMIP, the quality, age, condition and location of the facilities, and rent paid for comparable commercial properties.

Oil-Chem Research Corporation (“Oil-Chem”), a wholly-owned subsidiary of the Company, sold z-Max oil lubricant product to certain SAI dealerships for resale to service customers of the dealerships in the ordinary course of business. Total purchases from Oil-Chem by SAI dealerships in 2004 approximated $1.4 million. At December 31, 2004, amounts due from SAI were not significant. These sales occurred on terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SMI’s executive officers, directors and persons who own more than ten percent (10%) of SMI’s common stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that: (i) Mr. William P. Benton inadvertently filed a late Form 4 Statement of Changes of Beneficial Ownership on September 13, 2004, the filing of which was caused by the exercise and sale of 20,000 options to purchase Company common stock on September 8, 2004; (ii) Mr. M. Jeffrey Byrd inadvertently filed a late Form 4 Statement of Changes of Beneficial Ownership on November 16, 2004, the filing of which was caused by the exercise and sale of 20,000 options to purchase Company common stock on November 10, 2004; and (iii) Mr. Steve Page inadvertently filed a late Form 4 Statement of Changes of Beneficial Ownership on December 15, 2004, the filing of which was caused by the exercise and sale of 2,000 options to purchase Company common stock on December 9, 2004.

OTHER MATTERS

In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

SPEEDWAY MOTORSPORTS, INC.

P R O X Y

Concord, North Carolina

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. O. Bruton Smith and Mr. H.A. Wheeler as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the common stock of Speedway Motorsports, Inc. held of record by the undersigned on March 1, 2005 at the Annual Meeting of Stockholders to be held on April 20, 2005 or any adjournment thereof.

1. ELECTION OF DIRECTORS

Nominees: Mr. William R. Brooks, Mr. Mark M. Gambill and Mr. James P. Holden (Mark only one of the following boxes).

☐ VOTE FOR all nominees listed above, except vote withheld as to the following nominee(s) (if any):	☐ VOTE WITHHELD as to all nominees.

2. SELECTION OF AUDITORS

To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the principal independent registered public accounting firm of SMI and its subsidiaries for the fiscal year 2005 (Mark only one of the following boxes).

☐ FOR                                                                             ☐ AGAINST                                                                         ☐ ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS

PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shares

Dated                                                                            , 2005

Signature

Signature if held jointly

☐ Please mark here if you intend to attend the  Meeting of Stockholders.